Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of the Global Payments Inc. on Form 10-Q for the period ended November 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Paul R. Garcia, Chief Executive Officer of Global Payments Inc. (the “Company”), and Joseph C. Hyde, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul R. Garcia	/s/ Joseph C. Hyde
Paul R. Garcia Chief Executive Officer Global Payments Inc. January 3, 2006	Joseph C. Hyde Chief Financial Officer Global Payments Inc. January 3, 2006

A signed original of this written statement required by Section 906 has been provided to Global Payments Inc. and will be retained by Global Payments Inc. and furnished to the Securities and Exchange Commission upon request.